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Exhibit 10.5

                    SEPARATION AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

                Caution: Read Carefully This Is a Release in Full

     THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is made and entered into as of the Effective Date between Thomas B. Clark ("Employee"), and Alltrista Corporation ("Alltrista").

     WHEREAS, Alltrista employed Employee in the position of Chairman, President and CEO, and Employee is eligible for retirement;

     WHEREAS, Employee also served as a member of the Board of Directors of Alltrista and has submitted his resignation from such Board;

     WHEREAS, Alltrista and Employee desire to amicably dispose of any and all matters and claims of any kind or nature between them which may now or hereafter exist in any way relating to Employee's employment with and service to Alltrista and his retirement from that employment and service;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, it is agreed as follows:

     1.   Definitions.
          -----------

     (a) "Company" means Alltrista and its Affiliates. "Affiliate" means (i) any corporation, partnership, joint venture or other entity in which, as of the Separation Date, at least a fifty percent (50%) of the voting or profits interests is owned, directly or indirectly, by Alltrista or by any entity that is a successor to Alltrista

     (b) "Company Releasees" mean Alltrista and its Affiliates, all of their respective past and present officers, directors, employees, trustees, agents, parents, partners, members, shareholders, affiliates, divisions, principals, insurers, all employee benefit plans (and any fiduciary of such plans) sponsored by the aforesaid entities, and each of them, none of whom admit any liability, but all of whom expressly deny any such liability.

     (c) "Competitor" means any person or entity that competes with the Company's business of manufacturing, distributing, selling, packaging and shipping of products offered by the Company as of the date of this Agreement ("Company Products").

     (d) "Customer" or "Client" means any person or entity which, within the twelve (12) month period immediately preceding the date of this Agreement, used or purchased or contracted to use or purchase any Company Products from the Company in an amount in excess of $1,000,000.

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     (e)  "Effective Date" means that date occurring seven (7) calendar days after Employee's signing of this Agreement, on the condition that this Agreement is not revoked by Employee within the Revocation Period.

     (f) "Employee Releasees" mean Employee and his spouse and dependents, and their successors and assigns, none of whom admit any liability, but all of whom expressly deny any such liability.

     (g) "Performance Share Plan" means the Alltrista Corporation 1998 Performance Share Plan, effective as of January 1, 1998, and any amendments thereto.

     (h)  "Restricted Period" means a period of 24 months from the Separation
Date.

     (i) "Revocation Period" means the seven (7) calendar day period after Employee signs this Agreement, not counting the day Employee actually signs it.

     (j)  "Separation Date" means September 24, 2001.

     (k) "Signing Period" means the twenty-one (21) day period following the day Employee receives this Agreement, in which Employee has to consider whether to sign this Agreement.

     (l) "Stock Option Plan" means the Alltrista Corporation 1998 Stock Option Plan.

     (m) "Vendor" means any person or entity which is or within the twelve (12) month period immediately preceding the Separation Date contracted to provide services or products to the Company in an amount in excess of $1,000,000.

     2.   Employee's Release Of Claims. In consideration of the Company's
          ----------------------------
agreement to make the Separation Payments upon the terms and conditions described in paragraph 3, Employee gives up, releases, and waives all Claims against the Company Releasees, including without limitation: (a) all claims Employee has as of the Effective Date of this Agreement, whether known or unknown, including without limitation all claims arising directly or indirectly out of or relating to Employee's service as a member of the Board of Directors of the Company, or the termination of that service, and Employee's employment with Company, or the termination of that employment, including, but not limited to, any claims arising under the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act ("ADEA"); the Older Worker Benefits Protection Act ("OWBPA"); the Equal Pay Act; Employee Retirement Income Security Act; the Consolidated Omnibus Budget Reconciliation Act ("COBRA"); the Rehabilitation Act of 1973; the Civil Rights Act of 1991; the Civil Rights Act of 1866 (42 U.S.C. (S) 1981, et seq.); the Family and Medical Leave Act; the Americans with Disabilities Act; Indiana Civil Rights Law; all such laws as amended and/or any other federal, state or local law; (b) all claims under any principle of common law or equity, including but not limited to, claims for alleged unpaid wages or other compensation; any tort; breach of contract; promissory or equitable estoppel; and any other allegedly wrongful employment practices; and (c) all claims for any type of relief from the Company Releasees, including but not limited to, claims for damages of any kind and all claims for costs, expenses and attorneys fees. Provided, however, that Employee is not waiving any rights provided for in this Agreement, including without limitation the right to receive the Separation Payments provided in paragraph 3, the right to receive retiree benefits provided in paragraph 4, and the right to indemnification and errors and omissions coverage provided in paragraph 5.

     3.   Separation Payments. Contingent upon Employee's execution of this
          -------------------
Agreement within the Signing Period and the expiration of the Revocation Period, the Company shall make payments (collectively, the "Separation Payments") to Employee in the amounts and on the terms as set forth below in subparagraphs 3(a) through 3(g). Unless otherwise specified, all Separation Payments will be made minus all applicable deductions, including deductions for any applicable, federal, state, and local taxes and FICA. All Separation Payments will be deemed to have been made when a check representing the appropriate amount is mailed to Employee's last known address. Employee acknowledges that the Separation Payments described below constitute full and fair consideration for the release of all Claims, as set forth in paragraph 2 above, and the performance of the consulting services described in paragraph 6 below, and that the Company is not otherwise obligated to make all of the below described Separation Payments. Employee also acknowledges that all other forms of compensation, of whatever kind, that may be due to him by the Company are hereby extinguished, except as otherwise provided herein.

     (a)  Initial Payment. Upon the expiration of the Revocation Period, the
          ---------------
Company shall pay to Employee an amount equal to One Million Dollars
($1,000,000).

     (b)  COBRA. Upon the expiration of the Revocation Period, the Company shall
          -----
pay to Employee a lump sum cash payment in an amount equal to Seventeen Thousand, Two Hundred and Eighteen Dollars ($17,218) for three (3) years of insurance coverage under COBRA. The Company shall provide Employee and his spouse COBRA insurance coverage for three (3) years from the Separation Date, but any election by Employee or his spouse under COBRA shall be at Employee or his spouse's expense.

     (c)  Performance Share Plan. Upon the expiration of the Revocation Period,
          ----------------------
Alltrista shall issue to Employee under the Performance Share Plan 20,000 shares of common stock of the Company valued at $10.98 per share, less shares to cover applicable withholding taxes.

     (d)  Incentive Compensation. Upon the expiration of the Revocation Period,
          ----------------------
the Company shall pay to Employee his bank balance in an amount equal to Twenty-Eight Thousand, Six Hundred and Sixty Dollars ($28,660).

     (e)  Stock Options/Restricted Stock. Effective on the Separation Date, all
          ------------------------------
grants of stock options previously made to Employee (the "Options"), shall be fully vested and immediately exercisable. Employee must exercise the Options in accordance with the terms of the Stock Option Plan on or before September 24, 2003 or the Options shall expire. Any Options which by their terms expire prior to September 24, 2003 shall be extended to September 24, 2003.

     (f)  Vacation Compensation. Upon the expiration of the Revocation Period,
          ---------------------
the Company shall pay to Employee Sixty-One Thousand, Two Hundred Dollars ($61,200) in lieu of any unused or accrued vacation time of Employee.

     (g)  Other Benefits Payment. Upon the expiration of the Revocation Period,
          ----------------------
the Company shall pay to Employee an amount equal to Two Hundred and Six Thousand, Four Hundred and Fifty-Three Dollars ($206,453), allocated as follows:

              Benefit                                 Amount
              -------                                 ------

          401(k) Plan Match                         $  20,400
          401(k) Plan Security Contribution             2,950
          SERP Plan Contribution                       77,846
          Life Plan Coverage                           39,042
          Long Term Disability Coverage                20,215
          Outplacement                                 25,000
          Attorneys Fees                                1,000
          ---------------------------------------------------
          Total                                     $ 206,453

     4.   Retiree Benefits. Employee's employment with the Company will be
          ----------------
deemed to have terminated on the Separation Date by reason of retirement. Thus, Employee and his spouse shall both be entitled to elect to maintain coverage under the Company's retiree medical plan on the same basis as all other participating Company retirees and their spouses until their respective Medicare eligibility dates so long as the Company maintains a retiree medical plan.

     5.   Indemnification. If Employee incurs liability by reason of actions
          ---------------
taken by Employee on behalf of the Company while Employee was employed by or served as a director of the Company, or by reason of actions taken by Employee as required under this Agreement, Employee shall be eligible for indemnification from the Company to the same extent as other current or former directors or officers of the Company. Employee shall be entitled to coverage under the directors and officers liability insurance coverage currently maintained by the Company (or as maintained in the future) to the same extent as other current or former officers and directors of the Company. To the extent that expenses (including attorneys' fees) reasonably incurred by Employee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be subject to indemnification by the Company and such expenses are not paid currently by insurance, the Company shall pay all such expenses (including attorneys' fees) in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by Employee to repay such amount if it shall ultimately be determined that Employee is not entitled to be indemnified by the Company and not entitled to insurance coverage for such expenses.

     6.   Consulting Services. Employee agrees during the period commencing on
          -------------------
the Effective Date and continuing until the first anniversary hereof (the "Consulting Term") to be available to the Company up to ten (10) hours per month, for such advisory and consulting services relating to the business, operations, administration or policies of Company as from time to time may be reasonably requested by Company. Employee will have reasonable discretion as

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to the selection of the manner, times and places in or at which such services will be provided. No additional compensation shall be paid to the Employee for providing the consulting services. During the Consulting Term, Employee shall act in the capacity of an independent contractor to Company, shall have no authority to make commitments on behalf of or bind Company in any manner except as may be specifically authorized by Company's Board of Directors from time to time, and shall not make any representation nor hold himself out in any fashion inconsistent with the foregoing. Without limiting the generality of the preceding sentence, it is expressly understood that, during the Consulting Term, Employee shall not be construed to be an employee, agent or partner of, or joint venturer with, or to have any other relationship with Company except as an independent contractor with Company under this Agreement. During the Consulting Term, the Employee may consult with any person or business entity who is not a Competitor, Customer, Client or Vendor of the Company.

     7.   Return Of The Company's Property/Non-Disparagement/Cooperation. On or
          --------------------------------------------------------------
before the Effective Date, Employee will return to the Company all of the Company's property that is in his possession or control, including, but not limited to, credit cards, phone cards, cellular telephones, pagers, office keys, directories, computer, computer hardware, books, documents, memoranda, computer disks and other software, and all other records, and copies thereof. Each party further agrees that neither will make any negative or disparaging remarks or comments to any other person and/or entity about the other party. Employee shall cooperate with the Company by executing and delivering to the Company any documentation reasonably necessary to complete his retirement.

     8.   Confidentiality. The Employee shall maintain the fact of and terms and
          ---------------
conditions of this Agreement as strictly confidential, and shall not disclose the same to any person other than to Employee's attorney, accountant, and spouse, if any, or as required by law or lawfully-issued subpoena.

     9.   Confidential Information. Employee acknowledges that in the course of
          ------------------------
his employment with the Company he had access to or knowledge of trade secrets and other information about the Company which is confidential or proprietary to the Company, including, but not limited to: (a) information about the Company, Company's business, its employees and its products; (b) techniques, technical know-how, methods, and formulations; (c) hardware, software and computer programs and technology used by Company; (d) the Customer/Client database and other information about the Company's Customers/Clients, such as contacts, criteria, requirements, specifications, policies, or other similar information;
(e) relationships with other service providers, partners and contractors; (f) Vendor and supplier information; (g) marketing plans and concepts; (h) fee, rate and price information; (i) sales, costs, profits, profit margins, salaries and other financial information pertaining to the Company or Company's business; and
(j) information pertaining to the Company's Customers'/Clients' users, customers or clients, including but not limited to personal information such as names, addresses, e-mail addresses, financial information, etc. (All collectively referred to as "Confidential Information"). At all times after the Effective Date, Employee agrees not to disclose to any third party any Confidential Information made known to him by the Company, or learned by him while in the Company's employ; nor shall Employee use any such information for his benefit or for the

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     benefit of any third party. Employee understands that this confidentiality provision was a material and significant inducement for the Company to enter into this Agreement.

     10. Non-Competition. Employee has become acquainted with the affairs of the
         ---------------
Company, its officers and employees, its services, products, business practices, business relationships and the needs and requirements of its Customers and prospective customers, trade secrets, Confidential Information, and other information proprietary to the Company. To protect these interests of the Company and the Company's goodwill, and to prevent unfair competition and the inevitable use or disclosure of such proprietary information or Confidential Information to a Competitor, Vendor, Customer or Client, Employee agrees that he SHALL NOT, for a period of 24 months from the Separation Date, either directly or indirectly, perform on behalf of a Competitor, Vendor, Customer or Client the same or similar services as those Employee performed for the Company while employed by the Company or engage in any activities which would compete with the Company's business as conducted on the date of this Agreement. Because of the nature of the Company's business, the potential irreparable harm that will occur to the Company as a result of competition by Employee is not necessarily tied to the physical location or presence of the Company, Employee, Competitor, Vendor, Customer or Client. Therefore, the non-competition restriction set forth in this paragraph 10 shall apply to the broadest enforceable geographic restrictions, including without limitation the following (excluding any state or location where covenants not to compete are prohibited by law): (a) any state or location in which Employee acted on behalf of the Company within the twenty-four (24) month period immediately preceding the Separation Date, including without limitation: Indiana, Tennessee, Washington, D.C., Colorado, Florida, Ohio, Arkansas, Pennsylvania, Minnesota; (b) any state in which Employee performs consulting services (as described in paragraph 4 above) for the Company during the Consulting Term; and (c) the United States of America and Canada. Employee's obligations set forth in this paragraph 10 and the Company's rights and remedies with respect thereto, whether legal or equitable, shall remain in full force and effect during the Restricted Period.

     11. Non-Solicitation. For a period of 24 months from the Separation Date,
         ----------------
Employee shall not, directly or indirectly, as an entity, individually or on behalf of any other individual, corporation, partnership, firm, other company, business organization, or entity, or in any other capacity, in promotion of or otherwise with respect to a Competitor, call upon, solicit, contact, or service any Customer or Client, or any potential customer or client, of the Company that the Employee called upon, solicited, contacted, or serviced within the twenty-four (24) month period immediately preceding the Separation Date. Furthermore, during the Restricted Period, Employee shall not, directly or indirectly, as an entity, individually or on behalf of any other individual, corporation, partnership, firm, other company, business organization, or entity, or in any other capacity, in promotion of or otherwise with respect to any business or activity (whether or not for a Competitor), solicit for employment, endeavor to entice away from the Company, hire, or otherwise interfere with the relationship of the Company with any person who was employed or otherwise engaged to perform services for the Company within the twenty-four (24) month period immediately preceding the Separation Date or during the Consulting Term. Employee's obligations set forth in this paragraph 11 and the Company's rights and remedies with respect thereto, whether legal or equitable, shall remain in full force and effect during the Restricted Period.

     12. Reasonableness Of Terms. The parties each stipulate and agree that the
         -----------------------
terms and covenants contained in paragraphs 8, 9, 10 and 11 are fair and reasonable in all respects and that these restrictions are designed for the reasonable protection of the Company's business.

     13. Company Release. The Company hereby releases and waives all claims
         ---------------
against the Employee Releasees, including without limitation: (a) all claims the Company has as of the Effective Date of this Agreement, whether known or unknown, including without limitation all claims arising directly or indirectly out of or relating to Employee's employment with the Company, or the termination of that employment, (b) all claims under any principle of common law or equity, and (c) all claims for any type of relief from the Employee Releasees, including but not limited to, claims for damages of any kind and all claims for costs, expenses and attorneys' fees. Provided, however, that the Company is not waiving any of its rights provided for under this Agreement.

     14. Remedies. The Employee recognizes that any breach of the restrictive
         --------
covenants of this Agreement will cause irreparable injury to the goodwill and proprietary rights of the Company, and cannot be adequately compensable in monetary damages. Accordingly, in addition to any other legal or equitable remedies that may be available to the Company, the Employee agrees that the Company will be able to seek and obtain injunctive relief in the form of a temporary restraining order, without notice, preliminary injunction, or permanent injunction against the Employee to enforce this Agreement. The Company shall not be required to demonstrate actual injury or damage to obtain injunctive relief from the courts. To the extent that any damages are calculable resulting from the breach of this Agreement, the Company shall also be entitled to recover damages from the Employee, including any lost profits of the Company. Any recovery of damages by the Company shall be in addition to and not in lieu of the injunctive relief to which the Company is entitled. In no event shall a damage recovery be considered a penalty in liquidated damages, but shall be considered as measurable compensation damages for breach by the Employee. In any action at law or in equity arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, expenses (including experts and consultants) and court costs in addition to any other relief to which it may be entitled.

     15. Twenty-One Calendar Day Period To Consider This Agreement. Employee
         ---------------------------------------------------------
hereby recognizes and acknowledges that his signing of this Agreement before the end of the 21-day Signing Period will be his personal and voluntary decision to do so. Employee further recognizes that if he fails to deliver this Agreement to the Company within the Signing Period, the offer to provide the payments described herein shall expire and be deemed withdrawn at the end of the Signing Period.

     16. Right To Revoke This Agreement. This Agreement will not become
         ------------------------------
effective or enforceable unless and until the Revocation Period has expired without a revocation by Employee.

     17. Procedure For Accepting Or Revoking The Agreement. To accept the terms
         -------------------------------------------------
of this Agreement, Employee must deliver the Agreement, after it has been signed and dated by him, to

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the Company by hand or by mail and it must be received by the Company within the Signing Period. To revoke his acceptance, Employee must deliver a written, signed statement of the revocation of his acceptance to the Company by hand or by mail and any such notice of revocation must be received by the Company within the Revocation Period. All deliveries shall be made to the Company as follows and marked "Personal and Confidential": Alltrista Corporation, ATTN: J. David Tolbert, Vice President, Human Resources and Administration, 5875 Castle Creek Parkway North Drive, Suite 440, Indianapolis, Indiana 46250. If Employee chooses to deliver his acceptance or any revocation notice by mail, it must be: (a) postmarked and received by the Company within the applicable period stated above; (b) properly addressed to the Company at the address stated above; and
(c) sent by certified mail, return receipt requested.

     18. Representations And Warranties. Employee hereby represents and warrants
         ------------------------------
to the Company Releasees (with the understanding that the Company has relied upon such representations and warranties) that: (a) he has read this Agreement carefully and understands all of its terms; (b) in agreeing to sign this Agreement, Employee has not relied on any statements or explanations made by the Company Releasees, except as specifically set forth in this Agreement; (c) Employee voluntarily releases any claims against the Company Releasees, and understands that, in consideration of accepting the consideration described above, he may be giving up possible future administrative and/or legal claims against the Company Releasees; (d) Employee understands and agrees that this Agreement contains all of the agreements between the Company and Employee relating to the matters included in this Agreement; (e) Employee understands and agrees that this Agreement may not be assigned by Employee to any individual or entity; and (f) the Company has advised Employee that he should consult with an attorney prior to signing this Agreement, that Employee has had adequate opportunity to do so, and that Employee's decision to sign this Agreement was voluntary and made after being given opportunity to consult with an attorney. The Company hereby represents and warrants to the Employee Releasees (with the understanding that Employee has relied upon such representations and warranties) that: (a) it has read this Agreement carefully and understands all of its terms;
(b) in agreeing to sign this Agreement, the Company has not relied on any statements or explanations made by the Employee Releasees, except as specifically set forth in this Agreement; (c) the Company voluntarily releases any claims against the Employee Releasees, and understands that it may be giving up possible future administrative and/or legal claims against the Employee Releasees; (d) the Company understands and agrees that this Agreement contains all of the agreements between the Company and Employee relating to the matters included in this Agreement; (e) the Company's decision to sign this Agreement was voluntary and made after being given opportunity to consult with an attorney.

     19. Severability. If any provision of this Agreement is or becomes invalid,
         ------------
illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

     20. Amendment and Waiver. Neither this Agreement nor any term, covenant,
         --------------------
condition or other provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by both parties. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege nor

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

     shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     21. Counterparts. This Agreement may be executed in one or more identical
         ------------
counterparts, each of which when executed by both of the parties and delivered shall be an original, but all of which taken together shall constitute one and the same instrument.

     22. Assignment. This Agreement is entered into by Alltrista on behalf of
         ----------
itself and all of its Affiliates and shall inure to the benefit of and be binding upon Allrista, its Affiliates and their respective successors and assigns, including any purchaser of all or substantially all of Alltrista's assets and business. The rights and obligations of the parties hereto shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of them; provided, however, that Employee shall not assign this Agreement without the prior written consent of the Company.

     23. Entire Agreement. This Agreement constitutes the entire agreement
         ----------------
between the parties with respect to the subject matter hereof.

     24. Jurisdiction and Venue; Governing Law. Any action to enforce, challenge
         -------------------------------------
or construe the terms or making of this Agreement or to recover for its breach shall be litigated exclusively in a state or federal court located in Marion County, Indiana, except that the Company may elect, at its sole discretion, to litigate the action in the county or state where Employee may be residing at such time. Employee hereby waives any defense of lack of personal jurisdiction or improper venue. This Agreement and the performance by the parties under this Agreement shall be governed by the laws of the State of Indiana, notwithstanding the choice of law provisions of the venue where the action is brought, where the violation occurred, or where the Employee may be located.

     25. Headings. The headings of the sections of this Agreement have been
         --------
inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                         (Signatures On Following Pages)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below opposite their respective signatures.

                                                 "COMPANY"

                                                 ALLTRISTA CORPORATION


Date:  October 5, 2001
                                                 /s/  Ian G. H. Ashken
                                                 ------------------------------
                                                 By:  Ian G. H. Ashken
                                                 Its: Chief Financial Officer

                      (Employee Signature on Following Page)

                                                 "EMPLOYEE"

Date: October 5, 2001
                                                 /s/ Thomas B. Clark
                                                 -----------------------------
                                                 Thomas B. Clark